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                               VARLEN CORPORATION
                              EXCESS BENEFITS PLAN
                     (As amended and restated May 14, 1999)

                                    ARTICLE I

                                  Establishment

      The Varlen Corporation Excess Benefits Plan, originally effective as of January 1, 1988, is hereby amended and restated generally effective as of May 14, 1999. The purpose of the Plan is to provide selected persons with deferred compensation which would have otherwise accrued under the Varlen Corporation Profit Sharing and Retirement Savings Plan or any successor thereto (or, to the extent provided herein, under a Subsidiary Plan) except for the application of certain limits with respect to such plan as required by the Internal Revenue Code of 1986. The Plan is intended as an unfunded deferred compensation plan maintained primarily for a select group of management or highly compensated employees, and shall be construed and administered in accordance with such intention.

                                   ARTICLE II

                                   Definitions

      The following Sections of this Article II provide basic definitions of terms used throughout this plan, and whenever used herein in a capitalized form, except as may be expressly provided, the terms shall be deemed to have the following meanings:

      2.1 "Account" means the bookkeeping record established and maintained on behalf of each Participant equal to the amount accrued pursuant to Section 4.1, increased by any Account Earnings, and decreased by any distributions or forfeitures pursuant to the terms of the Plan. The value of a Participant's Account at any time during the Accounting Period, other than on a Valuation Date, shall be the Account accrued as of the immediately preceding Valuation Date, increased by the value of any additional amount accrued pursuant to
Section 4.1 and credited to the Account during the Accounting Period, and reduced by the value of forfeitures or distributions to the Participant or his Beneficiary during the Accounting Period. On the Valuation Date, the value shall be that as determined under the preceding sentence increased by the value of any Account Earnings for that Accounting Period. The Plan Committee may establish one or more separate Accounts for any person for any reason the Plan Committee may determine, and the Plan shall apply separately with respect to each Account. The Account represents an unfunded commitment of the Employers to pay in the future the amounts credited thereunder, subject to all the terms and conditions of the Plan.

      2.2 "Accounting Period" means each and any calendar year ending on or after December 31, 1988, or such other period(s) as may be designated by the Plan Committee.


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      2.3 "Account Earnings" means the amount representing the growth or decrease in a Participant's Account for any Accounting Period, relating to the performance of the investment elections submitted by the Participant.

      2.4 "Act" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

      2.5 "Affiliate" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Company.

      2.6 "Appendix" means a written supplement attached to this Plan and made a part hereof which has been added in accordance with the provisions of the Plan.

      2.7 "Beneficiary" means any person (including any trust, estate or other entity) designated by a Participant in accordance with Section 5.2 to receive any death benefits which shall be payable under the Plan.

      2.8 "Board of Directors" or "Board" means the Board of Directors of the Company.

      2.9 "Change of Control" means the occurrence of one of the following events:


                  (a) if any "person" or "group" as those terms are used in Sections 13(d) or 14(d) of the Exchange Act, other than a Exempt Person, is or becomes the "beneficial owner" (as defined in rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

                  (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company's stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

            (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or


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such surviving entity outstanding immediately after such merger or consolidation or (B) following which the Company's chief executive officer and directors retain their positions with the surviving entity (and constitute at least a majority of the surviving entity's board of directors); or

            (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all the Company's assets, other than a sale to an Exempt Person;

            provided, however, that if the approval specified in clause (c) or clause (d) above is obtained but such transaction is terminated or abandoned by the parties thereto prior to its effectuation, then, from and after the date of such termination or abandonment, no Change of Control shall be deemed to have occurred by reason of such approval; and provided further, that no Change of Control shall be deemed to have occurred by reason of any event involving or arising out of a proceeding under Title 11 of the United States Code (or the provisions of any future United States bankruptcy law), an assignment for the benefit of creditors or an insolvency proceeding under state or local law.


      2.10 "Company" means Varlen Corporation or, except in determining whether there is or has been a Change of Control, any successor entity by merger, consolidation, purchase or otherwise.

      2.11 "Compensation Committee" means the Compensation Committee of the Board of Directors.

      2.12 "Disability" means a mental or physical condition which entitles the Participant to benefits under the long-term disability plan (including any insurance policy) of the Employer, provided that if there is no such plan or the Participant is an Employee but not covered by such plan, then "Disability" shall mean a mental or physical condition which renders the Participant permanently and continuously unable or incompetent to engage in any substantial gainful activity of the same type or at the same level as that in which the Participant has been employed at the time he incurred the Disability. Such determination shall be made by one or more physicians appointed by the Plan Committee, on the basis of such medical and other competent evidence as the Plan Committee shall deem relevant.

      2.13 "Earnings Factor" shall mean, with respect to any Plan Year, the product of (a) the aggregate percent rate of growth (or decline) during the calendar year in which the relevant Valuation Date occurs, in the funds elected by a Participant pursuant to Section 4.3 herein, such percent to be calculated at the sole discretion of the Plan Committee, and (b) a fraction, the numerator of which is the number of full calendar months in the Accounting Period and the denominator of which is 12. If the Accounting


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Period is other than one or more full calendar months, the Plan Committee shall appropriately modify the fraction calculated under the preceding sentence.

      2.14 "Effective Date" means January 1, 1988, for the Company and any entity which is an Employer on January 1, 1988. For all other Affiliates, it shall mean the date the Affiliate becomes an Employer.

      2.15 "Employee" means any person who is a common-law employee of an Employer and who renders services to an Employer on or after the Effective Date.

      2.16 "Employer" means the Company and any wholly-owned, directly or indirectly, subsidiary of the Company.

      2.17 "Good Reason" means the occurrence of any of the following events after a Change of Control, unless (i) such event occurs with the Participant's express written consent; or (ii) the event occurs in connection with termination of the Participant's employment for Cause, disability or death:

      (a) any reduction in the nature or scope of the authorities, powers, functions, responsibilities or duties of the Participant that materially diminishes the Participant's position, authority, duties or responsibilities;

      (b) the assignment by the Company to the participant of duties or responsibilities (other than isolated and incidental duties or responsibilities that do not affect the participant's position or authority) inconsistent with an executive-level position;

      (c) the requirement by the Company that the Participant be based at any office or location more than 35 miles from the offices of the Company where the Participant was employed immediately prior to the Change of Control;

      (d) any reduction by the Company in the Executive's rate of annual base salary, or any material and adverse change in the Executive's eligibility for performance bonuses;

      (e) any material reduction in the Participant's benefits under the employee benefit plans in which he participates immediately prior to the Change of Control; provided, however, that reasonable increases in insurance co-payment requirements or deductibles, if imposed upon all plan participants generally, shall not constitute a material reduction for this purpose; and further provided, that an amendment to or termination of an employee benefit plan or practice shall not constitute a material reduction in the Participant's benefits for this purpose if substitute or additional payments or benefits to the Participant substantially offset the financial impact to the Participant of such amendment or termination;


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      (f)   any failure by the Company to pay compensation and benefits when and as due to the participant (exclusive of any amounts then the subject of a bona fide dispute between the Company and the Participant); or

      (g) failure of any successor to the Company to assume the obligations of the Company under this Plan:

provided, however, that in each case the foregoing event shall not constitute "Good Reason" until the participant has given written notice to the Board that such event has occurred and may constitute "Good Reason," and such event is not cured within thirty (30) days after the date of such notice.

      2.18 "Internal Revenue Code" or "Code" means the Internal Revenue Code of 1986, as amended, and any subsequent Internal Revenue Code. If there is a subsequent Internal Revenue Code, any references herein to Internal Revenue Code sections shall be deemed to refer to comparable sections of any subsequent Internal Revenue Code.

      2.19 "New Participant" means a person who: (a) became a Participant on or after May 14, 1999; or (b) became a Participant prior to such date but has agreed in writing to be considered a New Participant.

      2.20 "Old Participant" means a person who: (a) was a Participant prior to May 14, 1999; and (b) who has not agreed in writing to be considered a New Participant.

      2.21 "Participant" means an Employee participating in the Plan as provided in Article III.

      2.22 "Plan" means the Varlen Corporation Excess Benefits Plan as stated herein, and as hereafter may be amended from time to time.

      2.23 "Plan Committee" means the committee appointed pursuant to Article VI to administer the Plan.

      2.24 "Plan Year" means the 12 consecutive month period beginning January 1, 1988 and each successive calendar year thereafter.

      2.25 "Savings Plan" means the Varlen Corporation Profit Sharing and Retirement Savings Plan, as may be amended from time to time, or any successor thereto as designated by the Plan Committee.

      2.26 "Subsidiary Plan" means a plan sponsored by an Employer other than the Company, where (i) a Participant in the Plan is an Employee of such Employer, (ii) such plan includes a qualified cash or deferred arrangement pursuant to Code ss. 401(k), (iii) the Participant makes elective deferrals and has an account under that plan that is credited


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with such other contributions as are provided for under that plan, and (iv) the plan is listed by the Committee on the attached Appendix I. The Committee shall have discretion to amend Appendix I from time to time.

      2.27 "Termination of Employment" means the earliest of (a) a resignation by the Employee for any reason, including Good Reason (b) a dismissal of the Employee for any reason, (c) the disability of the Employee, (d) death of the Employee or (e) the retirement of the Employee from an Employer or an Affiliate. The transfer of an Employee from employment by one Employer or Affiliate to employment by another Employer or an Affiliate shall not be regarded as a Termination of Employment.

      2.28 "Termination of Employment for Cause" or "Cause" means:

            (a) Conviction of, or express admission of the commission of, a felony or any crime or offence lesser than a felony involving the property of the Company or a Subsidiary; or

            (b) Conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise; or

            (c) Willful refusal to perform, or substantial disregard of, duties properly assigned, as determined by the Company; or

            (d) Breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary.

      2.29 "Valuation Date" means the last day of each Accounting Period, and such additional more frequent dates as the Plan Committee may from time to time permit.

Except as otherwise indicated by the context, any masculine terminology herein shall also include the feminine and neuter, and the definition of any term herein in the singular may also include the plural.

                                   ARTICLE III

                                  Participation

      3.1 Eligibility. The Board or the Compensation Committee, in its sole discretion, shall designate the Employee or Employees who shall participate under this Plan as Participants and shall designate the effective date of such participation.

      3.2 Duration of Participation. Subject to Article IX, a person shall cease to be a Participant on the date the balance of his Account is reduced to zero; provided that with respect to a Participant who incurs a Termination of Employment or who is employed by an Affiliate that is not an Employer during the Plan Year, the Plan Committee may


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determine for that Plan Year whether the Participant shall be a Participant for the Plan Year (or portion thereof) and whether the Participant shall accrue any amount pursuant to Section 4.1 for that Plan Year (or portion thereof). A Participant shall not be entitled to an accrual under Section 4.1 with respect to any Plan Year in which the Participant does not contribute to the Savings Plan (or a Subsidiary Plan) the lesser of 6% of the Participant's compensation (as defined in the Savings Plan or Subsidiary Plan) and the maximum permitted to be contributed by the Participant as a salary reduction contribution as provided in the Savings Plan or Subsidiary Plan.

      3.3 Reemployment. If a Participant incurs a Termination of Employment and is reemployed, such Participant shall not have credited to his Account an accrual under Section 4. 1 unless and until the individual again becomes a Participant in accordance with Section 3.1.

      3.4 Transfer of Employment. A Participant who transfers from employment with an Employer to employment with another Employer or Affiliate shall remain a Participant, subject to Section 3.2.

                                   ARTICLE IV

                     Establishment and Crediting of Account

      4.1 Accrual.

            (a) Amount. Subject to Section 3.2 and Article IX, the Account of each Participant who is an Employee of an Employer shall be credited each Plan Year with an amount equal to the sum of (1), (2) and (3), as follows:

            (1) the amount of the matching contribution (as determined in the Savings Plan) which would have been allocated to the Participant during the plan year of the Savings Plan ending with or within the Plan Year, absent the limitation on deferrals described in Sections 401(a)(17), 401(k), 401(m), 402(g) or Section 415 of the Code, (or comparable limitations as determined by the Plan Committee) (and in the case of a Participant who benefited during such time period under a Subsidiary Plan, the amount which would have been so allocated under the terms of that Subsidiary Plan) reduced by the amount of matching contribution actually allocated to the Participant for the same period under the Savings Plan (and the Subsidiary
                  Plan);

            (2) the amount of discretionary contribution (as determined in the Savings Plan) which would have been allocated to the Participant during the Plan Year of the Savings Plan ending with or within the Plan Year, absent the limitation of Sections 401(a)(17) and 415 of


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                  the Code, (or comparable limitations as determined by the Plan
                  Committee) (and in the case of a Participant who benefited during such time period under a Subsidiary Plan, the amount which would have been so allocated under the terms of that Subsidiary Plan) reduced by the amount of such contributions actually allocated to the Participant for the same period under the Savings Plan (and the Subsidiary Plan); and

            (3) the amount of "Forfeitures" (as defined in the Savings Plan, including any comparable or successor definition and any forfeitures under or with respect to any plan merged into or with the Savings Plan) which would have been allocated to the Participant during the plan year of the Savings Plan ending with or within the Plan Year, absent the limitation of Sections 401(a)(17) and 415 of the Code (or comparable limitations as determined by the Plan Committee) (and in the case of a Participant who benefited during such time period under a Subsidiary Plan, the amount which would have been so allocated under the terms of that Subsidiary Plan), reduced by the amount of Forfeitures actually allocated to the Participant for the same period under the Savings Plan (and the Subsidiary Plan.)

            (b) Account. The Plan Committee shall create and maintain an Account for each Participant, to which shall be credited all amounts accrued pursuant to Section 4.1(a) and any Account Earnings thereon, and shall be charged with any distributions and forfeitures, pursuant to the terms of the Plan.

      4.2 Crediting and Charging Account. Subject to Section 3.2 and Article IX, any amount accrued pursuant to Section 4.1 shall be credited to the Participant's Account on the date such amount would have been credited to the Participant pursuant to the Savings Plan or the Subsidiary Plan, as applicable, if such amount would have been permitted as a contribution under the Savings Plan or the Subsidiary Plan, as applicable, for the Plan Year. Any amounts distributed or forfeited with respect to the Account shall be charged as of the date of such distribution or forfeiture.

      4.3 Earnings on Account Balances. Participants shall be given the discretion to make quarterly elections with respect to the accrual rates to be applied to earnings on their Account balances. The alternatives with respect to such elections shall be communicated periodically by the Plan Committee. Each such election must be delivered to the appropriate officer of the Company at least fifteen (15) days prior to the beginning of the calendar quarter in which such election is to be effective.

      Neither the Plan Committee nor any administrator of any funding vehicle which may be established under the Plan shall be required to actually invest the funds in Participants' accounts in the manner(s) elected by the Participants. Rather, such Account


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balance accruals shall be tracked by the Plan Committee by means of bookkeeping accounts, according to such methods and procedures as the Plan Committee, in its sole discretion, deems appropriate. Account Earnings shall be distributed to a Participant or his or her Beneficiary as part of the value of the Participant's Account and shall be subject to all the terms and conditions of this Plan.

                                    ARTICLE V

                                  Distribution

      5.1 Payment of Accrued Benefits Upon Termination Other Than Death. If a Participant has a Termination of Employment other than due to death, due to Cause or due to Good Reason, there shall be distributed to the Participant within 90 days of such Termination of Employment an amount equal to the nonforfeitable portion of the value of his Account in a single sum. The nonforfeitable portion of the Participant's Account shall be the sum of (1) all amounts attributable to Section 4.1(a)(1) and (3), including Account Earnings attributable thereto, and (2) the nonforfeitable portion of the Account attributable to Section 4.1(a)(2) which portion shall be determined by multiplying the Account attributable to Section 4.1(a)(2) by a percentage, which percentage shall be the same percentage as the percentage of the Participant's account under the Savings Plan (or Subsidiary Plan, to the extent of contributions made based on the Subsidiary Plan) attributable to discretionary contributions which the Participant is entitled to receive under the Savings Plan (or a Subsidiary Plan as applicable) as of the date of the Termination of Employment. Notwithstanding anything herein to the contrary, the Participant's Account shall be fully vested and nonforfeitable: (a) in the event the Termination of Employment is due to Disability; or (b) with respect to Old Participants, as of the date of any Change of Control. In the event a Participant's Termination of Employment is for Cause, the Account shall be forfeited and the Participant and any Beneficiary of the Participant shall have no right to any amount hereunder. In the event a Participant has incurred a Termination of Employment and it is thereafter discovered the Participant committed an act described in Section 2.24(a), any amount previously distributed to the Participant pursuant to the Plan shall be returned to the Company within 90 days of the date the Company demands such payment.

      5.2 Payment Upon Death. In the event the Participant incurs a Termination of Employment due to death and has not previously received a distribution of his Account, an amount equal to the total value of the Participant's Account shall be distributed as soon as administratively possible to the Participant's Beneficiary determined hereunder. The Beneficiary or Beneficiaries entitled to any payments under this Section 5.2 shall be designated by the Participant on a form provided or approved by the Plan Committee. The Participant may change such designation from time to time by filing a new beneficiary designation form with the Plan Committee. No designation of Beneficiary or change of Beneficiary shall be effective until filed with the Plan Committee. If more than one Beneficiary shall be designated, the Beneficiaries shall share any distribution on a pro rata basis unless provided otherwise by the Beneficiaries (and approved by the Plan


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Committee) or in the beneficiary designation form. If a Participant shall fail to file a valid beneficiary designation form, or if all persons designated shall have predeceased the Participant, the Employer shall distribute such Participant's Account to the Participant's estate or such other person or entity which the Plan Committee determines is entitled to such Account. Unless and until a Participant shall file a beneficiary designation form with the Plan Committee, the beneficiary designated under the Savings Plan shall be the Beneficiary under this Plan.

      5.3 Deduction of Taxes from Amount Payable. The Employer may deduct from the amount to be distributed such amount as the Employer, in its sole discretion, deems proper to protect against liability for the payment of death, succession, inheritance, income, employment or other taxes, and out of the money so deducted the Employer may discharge any such liability and pay the amount remaining to the Participant or the Participant's Beneficiary, as the case may be.

      5.4 Board Discretion. Notwithstanding anything to the contrary in Section 5.1, the Board or the Compensation Committee may, at any time and in its sole discretion, increase the nonforfeitable percentage of a New Participant's Account.

                                   ARTICLE VI

                                 Administration

      6.1 Authority and Responsibility of the Board of Directors and the Compensation Committee. The Board of Directors shall have overall responsibility for the establishment, amendment, termination, administration and operation of the Plan; provided as of the effective date, such authority shall be delegated to the Compensation Committee, and further provided that the responsibility for administration and operation of the Plan shall be delegated to the Plan Committee.

      6.2 Plan Committee Membership. The Plan Committee shall consist of three members, one of whom shall be the chief executive officer of the Company, one of whom shall be the chief financial officer of the Company and a third member who shall be chosen by the two previously named members. The members of the Plan Committee shall remain as such until they resign their respective offices with the Company, and in the case of the member of the Plan Committee named to serve on the Plan Committee by the chief executive and chief financial officers, until removed by such two members of the Plan Committee. The Plan Committee shall have the general responsibility for the administration of the Plan and for carrying out its provisions. In the event the previously named three persons shall not be the Plan Committee, the Board of Directors or the Compensation Committee will constitute the Plan Committee.

      6.3 Plan Committee Structure. If requested to do so, each member of the Plan Committee, upon becoming a member of the Plan Committee, shall file an acceptance thereof in writing with the secretary of the Company and the secretary of the Plan


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Committee. Any member of the Plan Committee may resign by delivering his written resignation to the secretary of the Company and the secretary of the Plan Committee, and such resignation shall become effective upon the date specified therein. In the event of a vacancy in membership, the remaining members shall constitute the Plan Committee with full power to act until said vacancy is filled.

      6.4 Plan Committee Actions. The action of the Plan Committee shall be determined by the vote or other affirmative expression of a majority of its members. The Plan Committee shall choose a chairman who shall be a member of the Plan Committee and a secretary who may (but need not) be a member of the Plan Committee. The secretary shall keep a record of all meetings and acts of the Plan Committee and shall have custody of all records and documents pertaining to its operations. Either the chairman or the secretary may execute any certificate or other written direction on behalf of the Plan Committee. A Plan Committee member shall not exercise any discretion under this Plan with respect to himself.

      6.5 Plan Committee Duties. The Plan Committee shall administer and enforce the Plan in accordance with the terms of the Plan and shall have all powers necessary to accomplish that purpose, including but not by way of limitation, the following:

            (a) To issue rules and regulations necessary for the proper conduct and administration of the Plan and to change, alter, or amend such rules and regulations;

            (b) To construe the Plan;

            (c) To determine all questions arising in its administration, including those relating to the rights of Participants, former Participants and Beneficiaries, to the entitlement to payment of the Account value and its decision thereon shall be final and binding upon all persons hereunder;

            (d) To compute the amount and kind of benefits payable to Participants or Beneficiaries under the Plan;

            (e) To authorize all disbursements in accordance with the provisions of the Plan;

            (f) To employ and suitably compensate such accountants, attorneys (who may but need not be the accountants or attorneys of the Company), clerical employees and other persons to render advice as may be deemed necessary to the performance of its duties;

            (g) To communicate the Plan and its eligibility requirements to certain Employees and to notify Employees when they become eligible to participate;


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            (h) To make available to Participants upon request, for examination during business hours, such records as pertain exclusively to the examining Participant;

            (i) To keep records relating to Participants and other matters applicable to this Plan;

            (j) To appoint an agent for service of legal process;

            (k) To prescribe procedures to be followed by Participants and Beneficiaries in claiming benefits;

            (1) To develop and make available forms for use by Participants and Beneficiaries for making elections provided by the Plan;

            (m) To make available for inspection and to provide upon request at such charge as may be permitted and determined by the Plan Committee, documents and instruments required to be disclosed by law;

            (n) To withhold any and all taxes as may be required by law to be withheld from any payment; and

            (o) To file all reports as required by law with governmental agencies.

      6.6 Plan Liability. The Board of Directors, the Compensation Committee, the Plan Committee and the respective members of each shall be free from all liability, joint or several, for their acts or failure to act hereunder.

      6.7 Plan Bonding. The Board of Directors, the Compensation Committee and the Plan Committee shall serve without bond (except as otherwise required by law) and without compensation for their service as such; but all expenses of the Plan Committee shall be paid by the Employers.

      6.8   Plan Committee Allocations and Delegations of Responsibility.

            (a) Delegation. The Board of Directors, the Compensation Committee and the Plan Committee shall have the authority to delegate from time to time, by instrument in writing, all or any part of their responsibilities under the Plan to such person or persons as it may deem advisable (and may authorize such person to delegate such responsibilities to such other person or persons as the Board of Directors, Compensation Committee or Plan Committee shall authorize); and in the same manner the Board of Directors, Compensation Committee and Plan Committee shall have the authority to revoke any such delegation of its responsibility. Any action of the delegate in the exercise of such delegated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Board of Directors, the Compensation Committee or the Plan Committee whichever is appropriate. Neither any Employer, nor the Board of Directors, the Compenstion Committee or the Plan Committee or the respective members of each, shall be liable for any acts or omissions of any such delegate. The delegate shall report periodically to the Board of Directors, the Compensation Committee or the Plan Committee, whichever is appropriate, concerning the discharge of the delegated responsibilities.

            (b) Allocation. The Board of Directors, the Compensation Committee and the Plan Committee shall have the authority to allocate from time to time, by instrument in writing, all or any part of their responsibilities under the Plan to one or more of their members as they may deem advisable, and in the same manner to revoke such allocation of responsibilities. Any action of the member to whom responsibilities are allocated in the exercise of such allocated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Board of Directors, the Compensation Committee or the Plan Committee, whichever is appropriate. Neither any Employer nor the Board of Directors, the Compensation Committee or the Plan Committee or the respective members of each, shall be liable for any acts or omissions of such member. The member to whom responsibilities have been allocated shall report periodically to the Board of Directors, the Compensation Committee or the Plan Committee concerning the discharge of the allocated responsibilities.

            (c) Limitation on Liability. Fiduciary duties and responsibilities which have been allocated or delegated pursuant to the terms of (a) or (b) of this Section are intended to limit the liability of the Employer, the Board of Directors, the Compensation Committee or the Plan Committee, as appropriate.

      6.9 Information to be Supplied by Employers. Employers shall provide the Plan Committee or its delegate with such information as it shall from time to time need in the discharge of its duties.

      6.10 Records. The regularly kept records of the Plan Committee and any Employer shall be conclusive evidence of the Account the Participant's accrual under Section 4.1, the Participant's vested interest under the Savings Plan, his status as an Employee, and all other matters applicable to this Plan.

      6.11 Capacity. Any person or group of persons may serve in more than one capacity with respect to the Plan.

     6.12 Employer's Agent. The Company and/or the Plan Committee shall act as agent for each Employer in the administration of the Plan.

      6.13 Plan Committee Decisions Final. The decision of the Plan Committee in matters within its jurisdiction shall be final, binding, and conclusive upon the Employers and upon each Employee, Participant, Beneficiary, and every other person or party interested or concerned.

                                   ARTICLE VII

                                Claims Procedure

      7.1 Initial Claim for Payment. Each Participant or Beneficiary shall submit a claim for payment to the Plan Committee (or to such other person as may be designated by the Plan Committee) in such manner as is prescribed by the Plan Committee. When a claim for benefits is filed, the Plan Committee shall undertake to dispose of such claim in a reasonable time and inform the Participant or Beneficiary of such disposition and the reason for it. A Participant shall have no right to seek review of a denial of payment or to bring any action in any court to enforce a claim for payment prior to filing a claim for payment and exhausting the rights to review delineated under Section 7.2.

      7.2 Review of Claim Denial. If a claim is denied, in whole or in part, the claimant shall have the right to request that the Plan Committee review the denial, provided that the claimant files a written request for review with the Plan Committee within sixty (60) days after the date on which the claimant received written notification of the denial. A claimant (or a claimant's duly authorized representative) may review pertinent documents and submit issues and comments in writing to the Plan Committee. Within sixty (60) days after a request for review is received, the review shall be made and the claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the claimant shall be given a written notification within such initial sixty (60) day period specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within one hundred and twenty (120) days after the date on which the request for review was filed). The decision on review shall be forwarded to the claimant in writing and shall include specific reasons for the decision and references to Plan provisions upon which the decision is based. A decision on review shall be final and binding on all persons for all purposes. If a claimant shall fail to file a request for review in accordance with the procedures herein outlined, such claimant shall have no rights to review and shall have no right to bring action in any court and the denial of the claim shall become final and binding on all persons for all purposes.

                                  ARTICLE VIII

                         Maintenance of Plan by Employer

      8. 1 Maintenance of Plan. An Affiliate which is a wholly-owned, directly or indirectly, subsidiary of the Company shall become an Employer for purposes of this Plan. Each Employer shall execute such documents and take such other actions as may be required or directed by the Board, the Compensation Committee or the Plan Committee to implement or effect the Plan. If the Board or the Compensation Committee desires to amend this Plan as to its application to the employees of any Employer, it may do so by use of an Appendix. Notwithstanding any term or provision of this Plan, the terms and provisions as may be imposed by the Board or the Compensation Committee and attached hereto in an Appendix shall govern.

      8.2 Procedure for Withdrawal. Any Employer (other than the Company) may, by resolution of the Board or the Compensation Committee, subject to such conditions as may be imposed by the Board or the Compensation Committee, cease to be an Employer for purposes of this Plan.

                                   ARTICLE IX

                            Amendment and Termination

      9.1 Amendments. The Board or the Compensation Committee may amend, modify, change, revise or discontinue this Plan at any time, provided, however, that no action shall, without the written consent of the affected person, entity, Participant or Beneficiary (a) materially increase the duties or liabilities of any person or entity; (b) materially reduce the Participant's Account value; (c) change the portion of the Account which is vested or the right to such Account as provided in Article V; or (d) affect in any way the provisions of Section 9.2 or 10.1

      9.2 Termination of the Plan. This Plan may be terminated and shall terminate (a) at such time as the Board or the Compensation Committee, in their discretion, may determine; (b) if a petition under any section or chapter of the Bankruptcy Reform Act of 1978 or any similar law or regulation shall be filed by the Company or if the Company shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by the Company for its dissolution or liquidation; (c) if the Company is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs or if a petition under any section or chapter of the Bankruptcy Reform Act of 1978 or any similar law or regulation is filed against the Company or if any case or proceeding is filed against the Company for its dissolution or liquidation and such injunction, restraint or petition is not dismissed or stayed within 45 days after the entry or filing thereof ; (d) if an application is made by the Company for the appointment of a receiver, trustee or custodian of the Company's assets; (e) if an application is made by any person other than the Company for the appointment of a receiver, trustee, or custodian for the Company's assets and the same is not dismissed within 45 days after the application therefor; or (f) the Company is dissolved and its business operations are not continued by or under the control of substantially the same person or persons as control the Company or no successor entity assumes the liability of the Plan. Such termination shall become effective, in the case of the occurrence of the event in (a) of the preceding sentence, by the delivery of notice by the Board or the Compensation Committee to the Participant, or if such termination is the occurrence of an event described in (b), (c), (d),

(e) or (f), upon the occurrence of the event. In the event of a termination of the Plan for the reasons listed in (a) or (f), the termination of the Plan shall not reduce the value of the Participant's Account and the Participant's Account shall be fully vested and nonforfeitable as of the date the Plan is terminated, and the Employer shall pay, subject to Section 10.10, and to the extent permitted by law, as soon as administratively possible in a single sum to each Participant or Beneficiary an amount equal to the value of his Account on the date of the termination of the Plan. In the event of a termination of the Plan for any reason listed in (b), (c), (d), or (e), the value of the Account shall be fully vested and nonforfeitable, and paid in a single sum as soon as administratively possible but consistent with the disposition of the event listed in (b), (c), (d) or (e).

                                    ARTICLE X

                            Miscellaneous Provisions

      10.1 Successor Entity. Any successor entity to the Company, by merger, consolidation, purchase or otherwise, shall be substituted hereunder for the Company, and the Plan shall be binding upon all successors to and assigns of the Company, and the Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form satisfactory to the Compensation Committee, expressly, absolutely and unconditionally to assume and agree to perform the obligations under this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

      10.2 Indemnification. Each Employer shall indemnify and hold harmless each member of the Board of Directors, the Compensation Committee, the Plan Committee and each officer and employee of an Employer to whom are delegated duties, responsibilities, and authority with respect to the Plan against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon such delegate or agent (including but not limited to reasonable attorney fees) which arise as a result of actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not otherwise paid for by liability insurance. Notwithstanding the foregoing, an Employer shall not indemnify any person for any such amount incurred through any settlement or compromise of any action unless the Employer consents in writing to such settlement or compromise.

      10.3 Nonalienation of Payment. This Plan shall be binding upon and inure to the benefit of the Employer, its successors and assigns and the Employee and the Employee's heirs, executors, administrators and legal representatives. Except as permitted by the preceding sentence, benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse, former spouse or children of the Participant, or for any other relative of a participant prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, garnish, execute or levy upon, or otherwise dispose of any right to benefits payable hereunder, shall be void. No Employer shall in any manner be liable for, or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

      10.4 Allocation to Employer. The Plan Committee shall, if necessary, determine each Employer's allocation of the obligation with respect to a Participant's Account, with respect to such criteria and factors as the Plan Committee may determine. In the event of allocation, the Employer will pay such portion of the benefits payable hereunder as may be allocated to it. Such determination shall be binding on all Participants, Beneficiaries and the Employer. Under no circumstances shall any Participant or Beneficiary have any right to examine the books and records of any Employer other than those records of the Plan Committee relating only to the Account of the Participant.

      10.5 Taxation Prior to Receipt. If the Participant or Beneficiary is subject to taxation with respect to all or any portion of the value of the Account prior to the calendar year in which the Participant or Beneficiary otherwise receives such portion, the Company shall, at the written request of the Participant or Beneficiary accompanied by evidence satisfactory to the Company of the correct determination of such tax liability, distribute the amount of the value of the Account determined to be taxable to the Participant or a Beneficiary as soon as practicable.

      10.6 Appointment of Guardian. If a Participant or Beneficiary is declared an incompetent or is a minor and if a conservator, guardian or other person legally charged with the Participant's care has been appointed, any benefits to which such Participant or Beneficiary is entitled shall be payable to such conservator, guardian or other person legally charged with the Participant's care. The decision of the Plan Committee in such matters shall be final, binding and conclusive upon each Participant, Beneficiary and every other interested or concerned person or party. None of the Company, an Employer nor the Plan Committee shall be under any duty to see to the proper application of such payments.

      10.7 Facility of Payment. All benefits under the Plan shall be paid to the Participant or Beneficiary entitled thereto ("Payee") either by a check which shall be endorsed personally by the Payee or, if the Payee makes a written request on a form approved by the Plan Committee, by a deposit in the personal savings or checking account of the Payee; provided that if any such deposit shall be made in error or in excess of the amount due, the Payee shall be liable to return any such payment or excessive portion of any payment.

      10.8 Effect of Return of Benefit Checks. Each person entitled to benefits under this Plan shall furnish the Plan Committee with the address to which his benefit check shall be mailed. If any benefit check mailed by regular United States mail to the last address appearing on the Plan Committee's records is returned because the addressee is not found at that address, the mailing of benefit checks shall stop. Thereafter, if the Plan Committee receives written notice of the proper address of the person entitled to receive such benefit checks and is furnished with evidence satisfactory to the Plan Committee that such person is living, all amounts then due shall be forwarded to such person.

      10.9 Contract of Employment. Nothing contained herein shall be construed to constitute a contract of employment between an Employer and any Employee or Participant.

      10.10 Source of Payment. All amounts deferred under the Plan, all property and rights purchased with such amounts, all income attributable to such amounts, property or rights, and all payments under this Plan shall remain (until paid) solely the property and rights of the Employer and shall be paid from the general assets or funds of the Employers, and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment. All amounts accrued under the Plan shall remain, until distributed pursuant to the terms hereof solely the property and rights of the Employers. No Participant shall have any right, title, or interest whatever in or to any investments which the Employer may make to aid the Employer in meeting its obligations hereunder. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between an Employer and any Participant. To the extent that any person acquires a right to receive payments from the Employer hereunder, such right shall be no greater than the right of an unsecured creditor of the Employer.

      10.11 Mitigation of Excise Tax. If any amount payable under this Plan (without the application of this Section 10.11), either alone or together with other payments to the Participant from the Company or an Affiliate, would constitute a "parachute payment" (as defined in Section 280G of the Code and regulations thereunder), such payment shall be reduced to the largest amount that will result in no portion of the amount payable under this Plan being subject to excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the amount payable is to apply shall be made by the Company in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Company in making such determination and in providing the necessary information for this purpose. The foregoing provisions of this Section
10.11 shall apply with respect to any person only the payment to such person under this Plan without regard to this Section 10.11 ("Required Payment"), minus the reduction described in this Section 10.11 ("Required Reduction"), and minus the federal income tax on the difference between the Required Payment and the Required Reduction, equals an amount greater than the

Required Payment, minus the excise tax under Section 4999 of the Code on such Required Payment, and minus the federal income tax on such Required Payment.

      10.12 Limitation on Liability. No Employer, or its shareholders nor any agent or representative of any Employer who is an employee, officer, or director of an Employer in any manner guarantees the payments to be made under this Plan against loss or depreciation, and to the extent not prohibited by federal law, none of them shall be liable (except for his own gross negligence or willful and material misconduct), for any act or failure to act, done or omitted in good faith, with respect to the Plan. No Employer shall be responsible for any act or failure to act of any agent appointed to administer the Plan.

      10.13 Enforcement of Plan. It is the intent of the Company that the Participant not be required to incur the expenses associated with the enforcement of his rights under this Plan by litigation or other legal action, or be bound to negotiate any settlement of his rights hereunder, because the cost and expense of such legal action or settlement would substantially detract from the benefits intended to be extended to the Participant hereunder. Accordingly, if it is finally determined by a court or other entity of competent jurisdiction that the Company has failed to comply with any of its obligations under this Plan or in the event that the Company or any other person takes any action to declare this Plan void or unenforceable, or institutes any litigation, arbitration or other legal account designed to deny, diminish or to recover from the Participant the benefits entitled to be provided to the Participant hereunder, and that Participant has complied with all of his obligations under this Plan, the Company irrevocably authorizes the Participant from time to time to retain counsel of his choice, at the expense of the Company but only to the extent such expense is reasonable and it is determined by the court or arbiter before whom the matter is pending that the Participant is as likely as not to prevail in the merits, to represent the Participant in connection with the initiation or defense of any litigation, arbitration, or other legal action, whether such action is by or against the Company or any director, officer, shareholder or other person affiliated with the Company, in any jurisdiction. The reasonable fees and expenses of counsel selected from time to time by the Participant, as hereinabove provided, shall be paid or reimbursed to the Participant by the Company on a regular, periodic basis upon presentation by such counsel in accordance with its customary practices. Any legal expenses incurred by the Company by reason of any dispute between the parties as to the enforceability of or the terms contained in this Plan, notwithstanding the outcome of any such dispute, shall be the sole responsibility of the Company, and the Company shall not take any action to seek reimbursement from the Participant for such expenses. The rights extended hereunder which would apply to a Participant shall be equally applicable to a Beneficiary.

      10.14 No Obligations To Mitigate Damages; No Effect on Other Contractual Rights.

            (a) The Participant shall not be required to mitigate damages or the amount of any payment provided for under this Plan by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Plan be reduced by any compensation earned by the Participant as the result of employment by another employer after the termination of the Participant's employment, or otherwise.

            (b) The provisions of this Plan, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Participant's existing rights, or rights which would accrue solely as a result of the passage of time, under any benefit plan, incentive plan or securities plan, employment agreement or other contract, plan or arrangement of the Company or an Affiliate.

      10.15 Headings. The headings of Articles and Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

      10.16 Invalidity of Certain Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

      10.17 Law Governing. The Plan shall be construed and enforced according to the laws of the State of Illinois (other than its laws respecting choice of law) to the extent not preempted by the Employee Retirement Income Security Act of 1974, as amended.

Executed this _____ day of _______,1999.

                                    VARLEN CORPORATION

                                    By:_____________________________

                                   Appendix I

1.     Brenco Supplemental Pension Plan


                                       21